UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 9, 2017

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

◻Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

◻Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2017, Glu Mobile Inc. (“Glu”) entered into a lease (the “Lease”) with Howard Street Associates LLC (“Landlord”) for office space at 875 Howard Street, San Francisco, California covering the first and second floors of the building (the “Premises”). The size of the Premises is approximately 57,074 square feet.  Glu intends to use the Premises as its new corporate headquarters.

The term of the Lease begins on July 1, 2017 and Glu’s obligation to pay rent will begin on the earlier to occur of (1) the date Glu begins conducting business in the Premises or (2) 14 days following the date of Substantial Completion of the Tenant Improvements (as such terms are defined in the Lease) in the entire Premises (the “Rent Commencement Date”).  The term will expire on the tenth anniversary of the Rent Commencement Date (the “Expiration Date”); provided, however, that if the Rent Commencement Date is a date other than the first day of a month, the Expiration Date shall instead be the last day of the month which is 120 months after the month in which the Rent Commencement Date falls.

Glu will pay Landlord monthly base rent as set forth below:

Period of Term	Annual Base Rent/PSF/Year	Monthly Base Rent	Annual Base Rent
Months 1-12	$72.00	$342,444.00	$4,109,328.00
Months 13-24	$74.16	$352,717.32	$4,232,607.84
Months 25-36	$76.38	$363,298.84	$4,359,586.08
Months 37-48	$78.68	$374,197.80	$4,490,373.66
Months 49-60	$81.04	$385,423.74	$4,625,084.87
Months 61-72	$83.47	$396,986.45	$4,763,837.41
Months 73-84	$85.97	$408,896.04	$4,906,752.54
Months 85-96	$88.55	$421,162.93	$5,053,955.12
Months 97-108	$91.21	$433,797.81	$5,205,573.77
Months 109-120	$93.94	$446,811.75	$5,361,740.98

The Lease also calls for additional payments for Glu’s proportionate share of all increases in taxes and operating expenses above the specified baseline for such expenses. Provided that no event of default is occurring and continuing beyond any applicable notice and cure period during the first and the thirteenth full calendar months following the Rent Commencement Date, Glu shall not be obligated to pay any monthly base rent for such first and thirteenth calendar months; such rent abatement equals $695,161.32.

Glu is entitled to a one-time Tenant Improvement Allowance (as such term is defined in the Lease) in an amount equal to $4,280,550.00, which is equal to $75.00 per rentable square foot of the Premises.  Glu will utilize this Tenant Improvement Allowance in order to build out the Premises prior to occupancy.

Glu will pay Landlord a security deposit of $1,541,694.96.  The security deposit will be reduced to $1,000,000 on or after April 1, 2019, provided Glu has generated annual bookings of at least $250,000,000 for two consecutive fiscal years and is otherwise not in default under the Lease.

Glu has a one-time right of availability to lease any office space that may become available on the 3rd floor of the building in which the Premises are located during the term of the Lease.  In addition, Glu has the option to extend the term of the Lease for five additional years beyond the Expiration Date provided it satisfies certain conditions specified in the Lease.

The foregoing description of the Lease is not intended to be complete and is qualified in its entirety by reference to the complete text of the Lease, which is attached hereto as Exhibit 99.01 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01Lease, dated as of May 9, 2017, by and between Howard Street Associates LLC and Glu Mobile Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: May 15, 2017	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel